Fund 846 Michigan Tax Exempt
11/30/02 SemiAnnual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.


72DD 	Class A		3,126
	Class B		791
	Class C

72DD2	Class M		57
	Class Y

73A1	Class A		0.195816
	Class B		0.166027
	Class C

74A2	Class M		0.182065
	Class Y

74U1	Class A		15,715
	Class B		4,683
	Class C

74U2	Class M		255
	Class Y

74V1	Class A		8.99
	Class B		8.98
	Class C

74V2	Class M		8.99
	Class Y